SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                             June 30,2000

Exact Name of Registration as Specified in Charter:                        iBONZAI. COM, INC.

State of Other Jurisdiction of Incorporation:                                     DELAWARE

Commission File Number:                                                                33-26787-D

IRS Employer Identification Number:                                                87-0403828

Address and Telephone Number of Principle Executive Offices:

435 East Universal Circle
Sandy, Utah 84070

Item 4. Changes in Registrant's Certifying Accountants.

Prior to June of 2000, Crouch, Bierwolf and Chisholm was the principal accountant Pierce International Company. In June of 2000, due to the change in control and management, the Board of Directors approved the engagement of the C.P.A. Network, LLC, Certified Public Accountants to replace Crouch, Bierwolf and Chisholm.

In connection, with the audit of the previous fiscal year ended December 31, 1998 and 1999 there were no disagreements with Crouch, Bierwolf and Chisholm on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and said firm has not advised the registrant of any reportable events.

The accountant's report of Crouch, Bierwolf and Chisholm on the financial statements of the Company as of December 31, 1998 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to, audit scope or accounting principles, but was qualified as to the uncertainty as to its ability to continue as a going concern.

Item 7. Exhibits

Exhibit No.                Description                                           Page
16.1                          Letter on Change                                    3
                                  in Accountants

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pierce International Discovery, Inc.

/s/ Scott Haskings
President and Director

Date: June 5, 2001

June 5, 2001

Securities & Exchange Commission
Washington DC

Gentlemen:

We have been furnished with a copy of the response to Item 4 of the Form 8-k for the event that occurred in June 2000, filed by our former client, Life Medical Technologies, Inc. now known as Ibonzai. Com. We agree with the statements made in response to that item insofar as they relate to our firm.

Sincerely,

/s/ Crouch, Bierwolf & Associates
Crouch, Bierwolf & Associates